WAL-MART STORES, INC. RESTRICTED STOCK PLAN
Purpose.    Wal-Mart Stores, Inc. ("Wal-Mart") believes it is important to provide incentives to Wal-Mart's Associates through participation in the ownership of Wal-Mart. This Restricted Stock Plan (the "Plan") is established to provide incentives to those Associates receiving Awards under this Plan to enhance their job performance, to remain or become associated with Wal-Mart and its Affiliates, and to increase the success of Wal-Mart. The Plan is not limited to executive officers of Wal-Mart, but will be available to provide incentives to any Associate that the Committee believes has made or may make a significant contribution to Wal-Mart or an Affiliate of Wal-Mart.

Definitions. When used in the Plan, the following words have the definitions given to them below.

"Affiliate" means any corporation, company limited by shares, partnership, limited liability company, business trust, other entity, or other business association that is controlled by Wal-Mart.

"Associate" means any individual who is employed by Wal-Mart or one of its Affiliates.

"Award" means the award of Restricted Stock under this Plan and the terms and conditions on which that award is made.

"Board of Directors" means the Board of Directors of Wal-Mart.

"Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

"Committee" means (1) as to Associates who are Section 16 Persons, the Compensation Committee and 2) as to all other Associates, the committee that administers the Wal-Mart Stores, Inc. Stock Option Plan of 1994 or any successor stock option plan for persons other than Section 16 Persons.

"Compensation Committee" means the Compensation and Nominating Committee of the Board of Directors.

"Dividend Plan" means the Wal-Mart Stores, Inc. Dividend Reinvestment Plan.

"Recipient" means an Associate who has received an Award.

"Restricted Stock" means Shares awarded to a Recipient under this Plan that remain subject to a Restriction and all non-cash proceeds of such Shares that become and remain subject to a Restriction.

"Restriction" means the contractual condition(s) contained in an Award that if not met will result in the forfeiture to Wal-Mart of some or all of the Shares issued to the Recipient pursuant to such Award and the non-cash proceeds of such Shares.

"Section 16 Person" means any Associate who is required to file reports under
Section 16 of the Securities Exchange Act of 1934, as amended.

"Shares" means shares of the Common Stock, $.10 par value per share, of Wal-Mart.

Shares Subject to the Plan.Wal-Mart has reserved a total of 10,000,000 Shares for issuance under the Plan. These Shares may be authorized, but unissued Shares, or treasury Shares held by Wal-Mart or an Affiliate. Any Shares previously awarded to Recipient that have been forfeited to Wal-Mart may be awarded again under the Plan. No fractional shares may be issued under the Plan. If a stock split occurs with respect to the Shares, the number of Shares reserved for issuance pursuant to the Plan shall be proportionately increased. If a reverse stock split occurs with respect to the Shares, the number of Shares reserved for issuance pursuant to the Plan shall be proportionately decreased.

Administration. The Committee will administer the Plan and make Awards. The Committee shall have these duties as to the Plan:

(1) to establish any rules, procedures, and written forms that will govern the Plan and assist in the Plan's general administration;

(2) when a situation is not expressly addressed by the Plan, to interpret the Plan's pertinent provisions and apply them to the situation;

(3) when a situation is not expressly addressed by the terms of an Award or those terms are subject to interpretation, to interpret the pertinent terms of that Award and apply them to the situation;

(4) to assist in the resolution of any dispute arising about the Plan or an Award;

(5)  to recommend amendments of the Plan to the Board of Directors;

(6)  to determine those Associates to whom Awards will be made;

(7)  to set the terms and conditions of those Awards;

(8)  to amend the terms of an Award;

(9) to waive any conditions or obligations of a Recipient under or with respect to an Award; and

(10) to administer the terms of each Award made and monitor the compliance of the Recipient with the terms and conditions of the Award.

The Committee may act at its discretion in the discharge of the foregoing duties. The Committee will not have the right to amend the terms or conditions of any Award without the consent of the Recipient if the amendment would affect the terms and conditions of the Award in a materially adverse manner unless the Committee has expressly retained the right to do so in the terms and conditions of the Award. Subject to the foregoing, the Committee may amend any Award under which a Recipient still holds Restricted Stock if the Committee determines such amendment is in the best interests of Wal-Mart. If an Award is intended to qualify for the performance-based compensation exception under Section 162(m)(4)(C) of the Code, the Compensation Committee will exercise its discretion to qualify the Award for such exception.

The Awards.

(1) Wal-Mart, acting through the Committee and consistent with the purposes of this Plan, may make Awards to such Associates as the Committee may determine in its sole discretion.

(2) Each Award shall have those terms and conditions of Awards that are expressly set forth in, or are required, by this Plan and such other terms and conditions as the Committee making the Award may determine in its discretion.

(3) During the Restriction period as to any Recipient's Restricted Stock, the Recipient shall receive the dividends paid on the Restricted Stock and shall not be required to return such dividends to Wal-Mart in the event of the forfeiture of the Restricted Stock. In addition, during the Restriction period as to any Recipient's Restricted Stock, the Recipient shall receive the proceeds of the Restricted Stock in any stock split, reverse stock split, recapitalization, or other change in the capital structure of Wal-Mart, which proceeds shall automatically and without need for any other action become Restricted Stock and be subject to the Restriction then existing as to the Recipient's Restricted Stock. Such Restriction will thereafter apply proportionately to all of the Recipient's Restricted Stock, including such proceeds.

(4) The Recipient shall be entitled to vote the Restricted Stock during the Restriction period.

(5) The Restricted Stock will be issued to each Recipient subject to the understanding that, during the Restriction period, the Recipient shall not have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any shares of Restricted Stock or any interest therein. As a result of such retention of rights in the Restricted Stock by Wal-Mart, except as required by any law, neither any shares of the Restricted Stock nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Recipient, whether as the direct or indirect result of any action of the Recipient or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors' rights law. Any action attempting to effect any such transaction shall be null, void, and without effect.

(6) Unless expressly provided for in the Award made to a Recipient, any Restricted Stock held by a Recipient at the time the Recipient ceases to be an Associate for any reason whatsoever shall be forfeited by the Recipient to Wal-Mart and automatically re-conveyed to Wal-Mart.

(7) The Committee may withhold any amounts necessary to collect any withholding taxes with respect to any Award or upon the fulfillment of the Restriction in such Award. These provisions may include, at the discretion of the Committee, the withholding of shares of the Restricted Stock granted in the Award to provide for payment of the withholding amount.

(8) The making of Awards and issuance of any Restricted Stock is subject to compliance by Wal-Mart with all applicable laws. Wal-Mart need not issue or transfer Restricted Stock pursuant to the Plan unless Wal-Mart's legal counsel has approved all legal matters in connection with the issuance and delivery of the Restricted Stock.

(9) Once the conditions in a Restriction are met as to any shares of Restricted Stock held by a Recipient, those Shares shall be free of all of the terms and conditions of the related Award and the Recipient shall be entitled to hold and dispose of the Shares free of any and all restrictions, except any restrictions on the transfer or disposition of such Shares as are imposed by applicable law.

Evidence of Share Ownership. The Restricted Stock will be book-entry shares only unless the Committee decides to issue certificates to evidence shares of the Restricted Stock. Any stock certificate or certificates representing the Restricted Stock issued to a Recipient (each a "Certificate") that is so issued shall bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE WAL-MART STORES, INC. RESTRICTED STOCK PLAN (THE "PLAN") AND ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON THEIR TRANSFER AND TO FORFEITURE TO WAL-MART STORES, INC. IF CERTAIN CONDITIONS ARE NOT MET. SUCH RESTRICTIONS AND CONDITIONS ARE SET FORTH IN THE PLAN AND IN THE AWARD PURSUANT TO WHICH SUCH SHARES WERE ISSUED TO THE REGISTERED HOLDER THEREOF.

Wal-Mart will place stop-transfer instructions with respect to all Restricted Stock on its stock transfer records. Any Certificate issued will be held in escrow by the Committee for the mutual benefit of the Recipient and Wal-Mart in accordance with such rules for such escrow as the Committee may establish pending the fulfillment of the Restriction and compliance with the other terms and conditions of the Award. If any shares of Restricted Stock are forfeited in accordance with the terms and conditions of the Award and this Plan, the forfeited shares of Restricted Stock shall be automatically re-conveyed to Wal-Mart. Any Certificate representing the forfeited shares of Restricted Stock shall be canceled. The Recipient must deliver to the Committee a stock power, executed in blank, relating to the shares of the Restricted Stock at the time the Award is granted and the Restricted Stock issued. Such a stock power must be given to the Committee as to any Certificate issued to a Recipient.

Section 162(m)(4)(C) Matters. The Compensation Committee may grant an Award that provides for a Restriction as to Restricted Stock that is based on performance-based criteria and that is intended to qualify for the performance-based exception under Section 162(m)(4)(C) of the Code (a "162 Award"). In granting any 162 Award, the Compensation Committee shall comply fully with the regulations promulgated with respect to Section 162(m) of the Code.

Limitations of Wal-Mart's and the Affiliates' Liability and Obligations. Receiving an Award or being the owner of Restricted Stock shall not:

(a) give the Recipient any rights except as expressly set forth in this Plan or in the Award and except as a stockholder of Wal-Mart with respect to the Restricted Stock alone;

(b) be considered a contract of employment or give the Recipient any right to continued employment, or to hold any position, with Wal-Mart or any Affiliate;

(c) create any fiduciary or other obligation of Wal-Mart or any Affiliate to take any action or provide to the Recipient any assistance or dedicate or permit the use of any assets of Wal-Mart or any Affiliate that would permit the Recipient to be able to attain any performance criteria stated in the Recipient's Award;

(d) create any trust or any fiduciary or other duty or obligation of Wal-Mart or any Affiliate to engage in any particular business, continue to engage in any particular business, engage in any particular business practices, or sell any particular product or products; or

(e) create any obligation of Wal-Mart or any Affiliate that shall be greater than the obligations of Wal-Mart or such Affiliate to any general unsecured creditor of Wal-Mart or the Affiliate.

The entry into, the change of, or a discontinuation of a particular business, line of business, business practice, or transaction shall not be, and shall not be deemed to be, an amendment or termination of this Plan or any Award. If Wal-Mart or an Affiliate terminates a Recipient's employment or other position with Wal-Mart or the Affiliate, the potential value of any Restricted Stock that must be returned to Wal-Mart will not be an element of any damages that the Recipient may have for any termination of employment or other relationship in violation of any contractual or other rights the Recipient may have.

No Liability of Committee Members. No member of the Committee shall be personally liable by reason of this Plan, any Award granted hereunder, or any agreement or other instrument entered into or executed by the Committee member in his or her capacity as a member of the Committee nor as a result of any mistake of judgment made in good faith. Wal-Mart shall indemnify and hold harmless each member of the Committees and each other officer and director of Wal-Mart or any Affiliate that has any duty or power relating to the administration of this Plan against any liability, obligation, cost or expense incurred by such person arising out of any act or omission to act in connection with the Plan or any Award unless that act or omission to act constitutes gross negligence, malfeasance, bad faith or fraud of such person.

Amendment and Termination of the Plan. The Board of Directors may amend or terminate this Plan at any time without the approval of the Recipients or any other person, except to the extent any such action is required to be approved by the stockholders of Wal-Mart in connection with any outstanding or future 162 Awards. No Award as to which Restricted Stock remains outstanding at the time of any amendment or termination of the Plan will be affected by such amendment or termination.

Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Arkansas, except that any matters relating to the internal governance of Wal-Mart shall be governed by the General Corporation Law of Delaware.